Exhibit 1.2

                               PURCHASE AGREEMENT



       THIS PURCHASE AGREEMENT is made as of the 2nd day of April 1998, by and among CarrAmerica Realty Corporation (the "Company") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch").

       IN CONSIDERATION of the mutual covenants contained in this Purchase Agreement, the Company and Merrill Lynch hereby agree as follows:

       SECTION l. Authorization of Sale of the Shares. Subject to the terms and conditions of this Purchase Agreement, the Company has authorized the sale to Merrill Lynch of 5,000,000 shares (the "Purchased Shares") of its common stock, $.01 par value per share ("Common Shares"). In connection with the execution and delivery of this Agreement, the Company and Merrill Lynch also are entering into a Purchase Price Adjustment Agreement dated as of the date of this Agreement (the "Adjustment Agreement") under which the Company may issue to Merrill Lynch additional Common Shares (the "Additional Shares") and/or Merrill Lynch may return Purchased Shares or Additional Shares to the Company in settlement of certain obligations under the Adjustment Agreement. The Purchased Shares and the Additional Shares are hereinafter collectively called the "Shares."

       The Company and Merrill Lynch intend that all payments and deliveries made under the Adjustment Agreement constitute adjustments to the purchase price paid by Merrill Lynch for the Purchased Shares (or, as applicable, adjustments to the number of Purchased Shares purchased) under this Agreement and agree, to the extent relevant to their respective business and commercial activities and in the absence of a definitive administrative determination or judicial ruling to the contrary, to treat all such payments and deliveries in a manner consistent therewith for United States federal income tax and financial accounting purposes.

       SECTION 2. Agreement to Sell and Purchase the Purchased Shares. Subject to the terms and conditions of this Purchase Agreement, on the Closing Date (as defined in Section 3 hereof), the Company will sell each of the Purchased Shares to Merrill Lynch for a per share purchase price equal to 98.00% of the Closing Price (the "Net Purchase Price"). The "Closing Price" shall equal the closing price reported on the New York Stock Exchange for a Common Share on the date hereof.

       SECTION 3.  Delivery of the Shares at the Closing.

              3.1. Closing. The completion of the purchase and sale of the Purchased Shares (the "Closing") shall occur as soon as practicable on or after the date hereof on a business day to be agreed upon by the Company and Merrill Lynch, but in no event later than five business days after the execution of this Purchase Agreement (hereinafter, the "Closing Date").


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              3.2. Conditions. At the Closing, the Company shall deliver to
Merrill Lynch one or more stock certificates registered in the name of Merrill Lynch representing the Purchased Shares.

              The Company's obligation to complete the purchase and sale of the Purchased Shares and deliver such stock certificate(s) to Merrill Lynch at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of Federal Funds (or other mutually agreed upon form of payment) in the full amount of the Net Purchase Price, (ii) the accuracy, in all material respects, as of the Closing Date of the representations and warranties made by Merrill Lynch herein and the fulfillment, in all material respects, of those undertakings of Merrill Lynch to be fulfilled prior to the Closing, (iii) execution and delivery of the Adjustment Agreement, (iv) receipt by the Company of a cross-receipt with respect to the Purchased Shares executed by Merrill Lynch and (v) receipt by the Company of a certificate of an officer or authorized representative of Merrill Lynch to the effect that the representations and warranties of Merrill Lynch set forth in Section 5 hereof are true and correct as of the Closing Date.

              Merrill Lynch's obligation to accept delivery of such stock certificate(s) and to pay for the Purchased Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by Merrill Lynch: (i) the accuracy, in all material respects, as of the Closing Date, of the representations and warranties made by the Company herein and the fulfillment, in all material respects, of those undertakings of the Company to be fulfilled prior to the Closing, (ii) receipt by Merrill Lynch of all opinions, letters and certificates to be delivered by the Company pursuant to this Purchase Agreement, (iii) execution and delivery of the Adjustment Agreement, and (iv) receipt by Merrill Lynch of a cross-receipt with respect to the purchase price for the Purchased Shares executed by the Company.

              The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-22353) for the registration of certain Common Shares, shares of preferred stock, warrants for the purchase of Common Shares, debt securities and shares of preferred stock represented by depositary shares under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the Securities Act (the "1933 Act Regulations"), and the Company has filed such amendment or amendments thereto as may have been required prior to the execution of this Agreement. Such registration statement (as amended, if applicable) has been declared effective by the Commission. Such registration statement and the prospectus (including any prospectus supplement) constituting a part thereof provided by the Company to Merrill Lynch for use in connection with the offering and sale of the Purchased Shares to Merrill Lynch (including, in each case, any information deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations), as from time to time amended or supplemented pursuant to the Securities Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be provided to Merrill Lynch by the Company for use in connection with the offering and sale of the Shares that differs from the prospectus on file at the Commission (whether or not such revised prospectus is required to be filed by the Company pursuant to


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Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to Merrill Lynch for such use; and except further that a prospectus supplement shall be deemed to have supplemented a prospectus only to the extent that it relates to, and only with respect to, the offering and sale of the Shares. All references in this Agreement to financial statements and schedules and other information that are "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all financial statements and schedules and other information that are or are deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

       The term "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, Carr Realty, L.P., a Delaware limited partnership ("Carr L.P."), or CarrAmerica Realty, L.P., a Delaware limited partnership ("CarrAmerica L.P." and, together with Carr L.P., the "Partnerships"), as the case may be, or by one or more other Subsidiaries of the Company or either Partnership.

       SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to Merrill Lynch, and covenants with Merrill Lynch, as follows:

              4.1. Registration Statement and Prospectus. The Registration Statement, at the time the Registration Statement became effective, complied, and as of the date hereof complies, in all material respects with the requirements of the Securities Act and the 1933 Act Regulations. The Registration Statement, at the time the Registration Statement became effective, did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of the date it was first provided to Merrill Lynch for use in connection with the offering and sale of the Purchased Shares to Merrill Lynch did not, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this section shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing through Merrill Lynch expressly for use in the Registration Statement or the Prospectus.

              4.2. Documents Incorporated by Reference. The documents incorporated or deemed to be incorporated by reference in the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together


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with the other information in the Prospectus, at the time the Registration
Statement became effective and as of the date hereof, did not and do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              4.3. Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and Prospectus are independent public accountants as required by the Securities Act and the 1933 Act Regulations.

              4.4. Financial Statements. The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the financial statements included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein. The pro forma financial information included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act, the 1933 Act Regulations and guidelines of the American Institute of Certified Public Accountants with respect to pro forma financial information and includes all adjustments necessary to present fairly in all material respects the pro forma financial position of the Company at the respective dates indicated (if such financial position is presented) and the results of operations for the respective periods specified.

              4.5. No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or by the state securities authority of any jurisdiction.

              4.6. No Material Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, the Partnerships, and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; (B) no material casualty loss or material condemnation or other material adverse event with respect to any of the interests held directly or indirectly in any of the real properties owned, directly or indirectly, by the Company, either Partnership or any Subsidiary (the "Properties") or any entity wholly or partially owned by the


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Company, either Partnership or any Subsidiary has occurred; (C) there have been no acquisitions or transactions entered into by the Company, either Partnership or any Subsidiary, other than those in the ordinary course of business, which are material with respect to such entities or would result, upon consummation, in any material inaccuracy in the representations contained in Section 4.4 above; (D) except for regular quarterly dividends on Common Shares, dividends on outstanding shares of the Company's preferred stock in amounts per share that are consistent with past practice, and distributions by either of the Partnerships with respect to its partnership interests ("Units"), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by either of the Partnerships with respect to its Units; and (E) with the exception of transactions in connection with stock and Unit options and in connection with dividend reinvestment plans, the issuance of Common Shares upon the exchange of Units, the issuance of Units in connection with the acquisition of real or personal property, the sale of the Purchased Shares under this Agreement and the reservation of the Additional Shares for issuance pursuant to the Adjustment Agreement, there has been no change in the capital stock or in the partnership interests or membership interests, as the case may be, of the Company, either of the Partnerships or any Subsidiary, and no increase in the indebtedness of the Company, either of the Partnerships, or any Subsidiary, that is material to the Company, the Partnerships and the Subsidiaries, considered as one enterprise.

              4.7. Organization of the Company. The Company has been duly formed, and is validly existing and in good standing as a corporation under the laws of Maryland with corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under this Agreement.

              4.8. Organization the Partnerships and Subsidiaries. Each of the Partnerships and the Subsidiaries has been duly formed, and is validly existing and in good standing as a corporation or partnership under the laws of its jurisdiction of organization, with partnership or corporate power and authority to conduct the business in which it is engaged or proposes to engage and to own, lease and operate its properties as described in the Prospectus.

              4.9. Qualification. Each of the Company, the Partnerships and the Subsidiaries is duly qualified or registered as a foreign partnership or corporation in good standing and authorized to do business in each jurisdiction in which such qualification is required whether by reason of the ownership, leasing or management of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, assets or business affairs of the Company, the Partnerships and the Subsidiaries considered as one enterprise (a "Material Adverse Effect").

              4.10. Authorized Capital Stock. The capital stock of the Company as of the date specified in the Prospectus is as set forth therein under "Capitalization." All the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold in compliance with all applicable laws (including, without limitation, federal, state or foreign securities laws). Except for transactions described in the Prospectus and transactions in


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connection with stock and Unit options and in connection with dividend reinvestment plans and exchanges of Units, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for such shares, Units or other securities of the Company, the Partnerships or the Subsidiaries.

              4.11. Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized by the Company for issuance and sale pursuant to this Agreement and the Adjustment Agreement, and, when issued and delivered by the Company in the manner and against payment of the consideration set forth herein and therein, will be validly issued, fully paid and non-assessable. Upon payment of the purchase price and delivery of the Shares in accordance with this Agreement and the Adjustment Agreement, Merrill Lynch will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. No approval of or authorization by the stockholders or the Board of Directors of the Company will be required for the issuance and/or sale of the Shares to be sold by the Company as contemplated herein and in the Adjustment Agreement, except such as will have been obtained on or before the Closing Date. The terms of the Purchased Shares conform in all material respects to all statements and descriptions related thereto contained in the Prospectus. The form of stock certificate to be used to evidence the Purchased Shares will be in due and proper form and will comply with all applicable legal requirements. The issuance of the Purchased Shares is not subject to any preemptive or other similar rights, except as described in the Prospectus.

              4.12. Resale Registration Statement. The Company meets and will continue to meet the requirements to use Form S-3 under the Securities Act and the 1933 Act Regulations for the resale of the Shares by Merrill Lynch. The Company has filed or will file all documents which it is required to file under the Exchange Act and the rules and regulations promulgated thereunder (the "1934 Act Regulations") to be incorporated or deemed to be incorporated in the Resale Registration Statement (as defined in Section 7 below) within the time periods prescribed by the Exchange Act and the 1934 Act Regulations and all such documents comply (or will comply) in all material respects with the requirements of the Exchange Act and the 1934 Act Regulations, as applicable, and none of such documents, when so filed, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Resale Registration Statement, when filed, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

              4.13. Due Execution, Delivery and Performance by the Company. This Agreement and the Adjustment Agreement have been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by Merrill Lynch, are valid and binding agreements of the Company, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' and contracting parties' rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding


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in equity or at law) and except that enforcement of the indemnification agreements in Section 7.4 hereof may be limited by public policy.

              4.14. No Defaults. None of the Company, the Partnerships or any Subsidiary is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such entity is a party or by which such entity may be bound, or to which any of its property or assets is subject, which violation or default separately or in the aggregate would have a Material Adverse Effect.

              4.15. No Liens, Conflicts or Breaches. The execution and delivery of this Agreement and the Adjustment Agreement, the performance of the obligations set forth herein and therein and the consummation of the transactions contemplated hereby and thereby by the Company will not (A) result in the creation of any lien, charge or encumbrance upon the Properties or (B) conflict with or constitute a breach or violation by the Company of, or default under, (1) any material contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement to which the Company, either of the Partnerships or any Subsidiary is a party, or by which they, any of them, any of their respective properties or other assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein) is or may be bound or subject, (2) the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be, of the Company, the Partnerships or any Subsidiary or (3) any applicable law, rule, order, administrative regulation or administrative or court decree.

              4.16. No Actions. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company, either of the Partnerships, any Subsidiary, any Property or any officer or director of the foregoing that is required to be disclosed in the Registration Statement (other than as disclosed therein), and that, if determined adversely to the Company, the applicable Partnership, any Subsidiary, any Property, or any such officer or director, would reasonably be expected to result in any Material Adverse Effect, or which might materially and adversely affect the consummation of this Agreement or the Adjustment Agreement or the transactions contemplated herein and therein. There is no pending legal or governmental proceeding to which the Company, either of the Partnerships or any Subsidiary is a party or of which any of their respective properties or assets or any Property (including, without limitation, partnership and other interests in partnerships or other entities which own direct or indirect interests therein) is the subject, including ordinary routine litigation incidental to the business or operations of the foregoing, that is or would reasonably be expected to be, material to the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries, considered as one enterprise. There are no contracts or documents of a character which are required to be filed as exhibits to the Registration Statement by the Securities Act or by the 1933 Act Regulations which have not been filed as exhibits to the Registration Statement.


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              4.17. REIT Qualification. At all times beginning with its taxable period ended December 31, 1993, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for taxation as a real estate investment trust under the Code.

              4.18. Investment Company. None of the Company, the Partnerships or any Subsidiary is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

              4.19. Intellectual Property. The Company, the Partnerships and the other Subsidiaries own or possess the trademarks, service marks and trade names (collectively, "proprietary rights") that are material to the businesses now operated or proposed to be operated by them and that are currently employed or proposed to be employed by them in connection with such businesses, and none of the Company, the Partnerships or any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such proprietary rights.

              4.20. Government Authorizations. All authorizations, approvals or consents of any court or government authority or agency or other entity or person that are necessary in connection with the execution and delivery of this Agreement and the Adjustment Agreement and the consummation of the transactions contemplated herein and therein have been obtained, except such as may be required under the Securities Act or the 1933 Act Regulations or state securities laws with respect to the offering and sale of the Shares and in connection with the filing of any Resale Registration Statement under Section 7 below.

              4.21. Permits. Each of the Company, the Partnerships and the Subsidiaries possesses such certificates, authorizations or permits issued by the appropriate regulatory agencies or bodies necessary to conduct the business now conducted by it, or proposed to be conducted by it, and none of the Company, either of the Partnerships or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, assets, business affairs or business prospects of the Company, the Partnerships and the Subsidiaries considered as one enterprise.

              4.22. Labor Disputes. No material labor dispute with the employees of the Company, either of the Partnerships or any Subsidiary exists or, to the knowledge of the Company or either of the Partnerships is imminent.

              4.23. Environmental Protection. Except as disclosed in the Prospectus, (A) to the knowledge of the Company, the Environment (as defined below) at each Property is free of any Hazardous Substance (as defined below) except for any Hazardous Substance that would not reasonably be expected to have any Material Adverse Effect; (B) none of the Company, the Partnerships or any Subsidiary and, to the knowledge of the Company, no prior owner of any Property has caused or suffered to occur any Release (as defined below)


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of any Hazardous Substance into the Environment on, in, under or from any
Property in violation of any Environmental Law applicable to such Property in an amount that would reasonably be expected to have a Material Adverse Effect and no condition exists on, in or under any Property or, to the knowledge of the Company, any property adjacent to any Property that could reasonably be expected to result in the occurrence of material liabilities under, or any material violations of, any Environmental Law (as defined below) applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute an environmental hazard to any property, person or entity; (C) none of the Company, the Partnerships or any Subsidiary is engaged in or intends to engage in any manufacturing or any other similar operations at any Property and, to the knowledge of the Company and the Partnerships, no prior owner of any Property engaged in any manufacturing or any similar operations at any Property that (1) require the use, handling, transportation, storage, treatment or disposal of any Hazardous Substance (other than paints, stains, cleaning solvents, insecticides, herbicides, or other substances that are used in the ordinary course of operating any Property and in compliance with all applicable Environmental Laws) or (2) require permits or are otherwise regulated pursuant to any Environmental Law; (D) none of the Company, the Partnerships or any Subsidiary and, to the knowledge of the Company, no prior owner of any Property has received any notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on any Property or pertaining to other property at which Hazardous Substances generated at any Property have come to be located; (E) none of the Company, the Partnerships or any Subsidiary and, to the best knowledge of the Company, no prior owner of any Property has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law that is uncured or unremediated as of the date hereof; and (F) no Property (1) is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA as a potential CERCLA removal, remedial or response site or (2) is included or proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company, either of the Partnerships or any Subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list. As used herein, "Hazardous Substance" shall include any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation, pollutant or waste, including any such substance, pollutant or waste identified, listed or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. ss. 172.101, as the same may now or hereafter be amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 3202, as the same may now or hereafter be amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings and structures; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"), the Resource Conservation Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.), the Clean Air Act, as amended (42 U.S.C. ss. 7401 et seq.), the Clean Water Act, as amended (33 U.S.C.


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ss. 1251 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss.
2601 et seq.), the Toxic Substances Control Act, as amended (29 U.S.C. ss. 651 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. ss. 1801 et seq.), together with all rules, regulations and orders promulgated thereunder and all other federal, state and local laws, ordinances, rules, regulations and orders relating to the protection of the environment from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any material mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

              4.24. Taxes. Each of the Company, the Partnerships and the Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns which have been required to be filed and each such tax return was filed on or prior to the date on which such tax return was required to be filed or, in lieu of such timely filings, each of the Company, the Partnerships, or the Subsidiaries, as the case may be, has duly and timely filed such applications for extension as may be required to effect all necessary extensions (such extensions having been obtained and remaining in full force and effect) and has paid all taxes shown thereon as due and payable and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax assessment, fine or penalty that is being contested in good faith through appropriate proceedings and as to which appropriate reserves have been established.

              4.25. Registration Rights. Except as disclosed in the Registration Statement and except for (i) persons who received Units or shares of Common Stock in connection with the formation of the Company, or (ii) persons who received shares of Common Stock, options to acquire shares of Common Stock or Units in connection with transactions with the Partnerships or the Company, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act. Other than Merrill Lynch, no stockholder of the Company has any right, which has not or will not have been waived or has not expired by reason of lapse of time following notification of the Company's intent to file any Resale Registration Statement (as defined below) pursuant to Section 7.1, to require the Company to register the sale of any shares owned by such stockholder under the Resale Registration Statement.

              4.26. Title to Properties. Each of the Company, the Partnerships and the Subsidiaries (or the partnership or other entity owning the Property) has obtained title insurance insuring good, marketable and lien free title to the Properties owned by them (other than the Properties in which the applicable entity owns less than a majority interest), subject only to customary easements and encumbrances and other exceptions to title which do not materially impair the operation, development or use thereof for the purposes intended therefor as contemplated by the Prospectus on each of such Properties.

              4.27. NYSE Listing. The Purchased Shares will be listed on the New York Stock Exchange on the Closing Date.

              4.28. Insurance. Each of the Company, the Partnerships and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Company, the Partnerships and the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Registration Statement and the Prospectus.

              4.29. Regulation M. The Company has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the 1934 Act.

              4.30. Regulation T. The Company will not use the proceeds from the sale of the Purchased Shares for the purpose of purchasing or carrying "securities" as such term is defined in Regulation T of the Board of Governors of the Federal Reserve System.

              4.31. ERISA. The assets of the Company and the Partnerships do not constitute "plan assets" under the Employee Retirement Income Security Act of 1974, as amended.

              4.32. Officers' Certificates. At or prior to the Closing, the Company shall deliver a certificate of the Company executed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Date and in form and substance satisfactory to Merrill Lynch, to the effect that the representations and warranties of the Company set forth in this
Section 4 are true and correct as of Closing Date with the same force and effect as though expressly made on the Closing Date, and that the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing. Any certificate signed by any officer of the Company, either of the Partnerships or any of the Subsidiaries and delivered to Merrill Lynch or to counsel for Merrill Lynch shall be deemed a representation and warranty by such entity to Merrill Lynch as to the matters covered thereby.

              4.33. Legal Opinions. At or prior to the Closing, counsel to the Company will deliver a legal opinion dated the Closing Date in substantially the form of Exhibit A hereto.

              4.34. Comfort Letter. The Company shall cooperate with KPMG Peat Marwick LLP and KPMG Peat Marwick LLP shall, prior to the delivery of the Purchased Shares to Merrill Lynch, deliver to Merrill Lynch a letter, in form and substance satisfactory to Merrill Lynch, to the effect that: (i) they are independent public accountants with respect to the Company as required by the Securities Act and the 1933 Act Regulations;

(ii) it is their opinion that the financial statements and any supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the 1933 Act Regulations;
(iii) based upon limited procedures set forth in detail in such letter, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention that caused them to believe that (A) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the 1933 Act Regulations, the Exchange Act, and the 1934 Act Regulations, or material modifications are necessary for them to be presented in conformity with generally accepted accounting principles, (B) the operating data and balance sheet data set forth in the Prospectus under the caption "Selected Consolidated Financial Data" were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement, (C) the pro forma financial information in the Registration Statement was not determined on a basis substantially consistent with that of the audited financial statements included in the Registration Statement or did not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or (D) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the debt of the Company or any decrease in the net assets of the Company as compared with the amounts shown in the most recent consolidated balance sheet of the Company included in the Registration Statement, or, during the period from the date of the most recent consolidated statement of operations included in the Registration Statement to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in revenues, net income or funds from operations of the Company except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the audit referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by Merrill Lynch in a letter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company identified in such letter.

       SECTION 5.  Representations, Warranties and Covenants of Merrill Lynch.

              5.1. Investment. Merrill Lynch represents and warrants to, and covenants with, the Company that: (i) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company; (ii) Merrill Lynch is acquiring the Shares in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of the Shares or any arrangement or understanding with any other persons regarding the distribution of any of the Shares (this representation and warranty not limiting the right of Merrill Lynch to sell pursuant to any Resale Registration Statement); (iii) Merrill Lynch will not, directly or indirectly, sell or otherwise dispose of (or solicit any offers to purchase or otherwise acquire) any of the Shares except in compliance with the Securities Act and any applicable state securities or blue sky laws; (iv) Merrill Lynch has completed or caused to be completed the Registration Statement Questionnaire and the Stock Certificate Questionnaire, both attached hereto as Appendix I, for use in preparing the Resale Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Resale Registration Statement.

              5.2. Resale. Merrill Lynch acknowledges and agrees that in connection with any transfer of the Shares it will provide to the transfer agent prompt notice of any Shares sold pursuant to the Resale Registration Statement or otherwise transferred in compliance with applicable federal and state securities laws. Merrill Lynch acknowledges that there may occasionally be times when the Company, under Section 7.2(a), may suspend the right of Merrill Lynch to effect sales of the Shares through the use of the Resale Prospectus (as defined below) forming a part of a Resale Registration Statement. Merrill Lynch covenants to notify the Company promptly of its sale of all of the Shares.

              5.3. Due Execution, Delivery and Performance of this Agreement. Merrill Lynch represents and warrants to, and covenants with, the Company that
(i) Merrill Lynch has full right, power, authority and capacity to enter into this Agreement and the Adjustment Agreement and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Adjustment Agreement by it, and (ii) this Agreement and the Adjustment Agreement are valid and binding obligations of Merrill Lynch, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally, except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except that enforcement of the indemnification agreements in Section 7.4 hereof may be limited by public policy.

              5.4. Residence of Merrill Lynch. Merrill Lynch represents and warrants that it is organized in the State of Delaware and has its principal place of business in New York, New York.

              5.5. Certain Tax Considerations. Merrill Lynch represents and warrants that it is a "corporation" for U.S. federal income tax purposes and for purposes of any exemptions from information reporting and backup withholding requirements that may apply to payments by the Company to Merrill Lynch under this Agreement.

       SECTION 6. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all representations, warranties, covenants and agreements made by the Company and Merrill Lynch herein shall survive the execution of this Purchase Agreement, the Adjustment Agreement, the delivery to Merrill Lynch of the Purchased Shares, the payment therefor and the consummation of any other transactions contemplated hereby by the Adjustment Agreement.

   SECTION 7.  Registration of the Shares; Compliance with the Securities Act.

          7.1.  Registration Procedures and Expenses.  The Company shall:

                (a) (i) as soon as practicable after the Closing, but in no event later than three business days thereafter, prepare and file with the Commission an initial resale registration statement, an amendment to the Registration Statement or a supplement to the prospectus included in the initial resale registration statement which will permit the public resale by Merrill Lynch, from time to time, of the Purchased Shares in any of the manners specified in the Adjustment Agreement (the "Initial Resale Registration Statement") and, if such filing is not effective upon filing, use its best efforts to obtain effectiveness of the Initial Resale Registration Statement as promptly as practicable following such filing; and (ii) as soon as practicable after the issuance of Additional Shares, prepare and file with the Commission any amendments to the Initial Resale Registration Statement, supplements to a prospectus included in the Initial Registration Statement or additional Resale Registration Statements as shall be necessary to cover the public resale by Merrill Lynch of the Additional Shares in the same manner as contemplated by the Initial Resale Registration Statement for the Purchased Shares. For purposes of this Purchase Agreement, "Resale Registration Statement" means the Initial Resale Registration Statement, any such amendment or additional Resale Registration Statement or any other registration statement under the Securities Act covering the resale by Merrill Lynch of the Shares filed and maintained continuously effective by the Company pursuant to the provisions of this Section 7, including the prospectus contained therein (the "Resale Prospectus"), any amendments and supplements to any such registration statement, including all post-effective amendments thereto, and all exhibits and all material incorporated by reference into any such registration statement;

                (b) use its commercially reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Resale Registration Statement or Resale Prospectus or suspending the qualification (or exemption from qualification) of any of the Shares in any jurisdiction;

                (c) prepare and file with the Commission such amendments and supplements to the Resale Registration Statement and the Resale Prospectus as may be reasonably requested by Merrill Lynch in order to accomplish the public resale or other disposition of any of the Shares in accordance with the terms of the Adjustment Agreement, or as may be necessary to keep the Resale Registration Statement effective until the date on which either (i) the Shares covered thereby have been sold by or on behalf of Merrill Lynch or (ii) Merrill Lynch has advised the Company that it no longer requires that the Resale Registration Statement remain effective;

                (d) furnish to Merrill Lynch with respect to the Shares registered under the Resale Registration Statement such reasonable number of copies of the Resale Prospectus, including any supplements and amendments thereto, as are necessary to facilitate the public sale or other disposition of all or any of the Shares by Merrill Lynch;

                (e) in order to facilitate the public sale or other disposition of all or any of the Shares by Merrill Lynch, furnish to Merrill Lynch with respect to the Shares registered under any Resale Registration Statement, in connection with any such public sale or other disposition, an opinion of counsel to the Company covering the matters set forth in Exhibit B hereto and such other documents as Merrill Lynch may reasonably request (including a comfort letter from the Company's independent certified public accountants and a "bring down" certificate of representations and warranties in connection with sales of Shares under the Resale Registration Statement) (collectively, the "Resale Closing Documents") (i) upon effectiveness of the Initial Resale Registration Statement, (ii) if the Shares are publicly sold or otherwise disposed of through an underwritten offering or a block trade, as of either the date of the closing or the date of pricing, as applicable upon prior notice from Merrill Lynch to the Company as to which date applies, and (iii) if the Shares are sold or otherwise disposed of through a continuous offering, upon commencement of the offering and quarterly thereafter for the duration of the offering; provided, however, that the Company shall not be required to deliver any Resale Closing Documents in the event that the aggregate offering price of any Shares offered in an underwritten offering or a block trade is less than $20,000,000, unless, as of the date of any such underwritten offering or block sale, the Company has not made any previous delivery of Resale Closing Documents to Merrill Lynch in connection with any other public sale or other disposition of the Shares;

                (f) use its best efforts to prevent the happening of any event that would cause any such Resale Registration Statement to contain a material misstatement or omission or to be not effective and continuously useable for resale of the Shares during the period that such Resale Registration Statement is required to be effective and usable;

                (g) file documents required of the Company for normal blue sky clearance in states specified in writing by Merrill Lynch; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                (h) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and Section 7.2(a) and the registration of the Shares pursuant to each Resale Registration Statement, which expenses shall not include brokerage or underwriting commissions or taxes of any kind (including without limitation, transfer bonuses) with respect to any sale or other disposition of Shares by Merrill Lynch or any legal, accounting and other expenses incurred by Merrill Lynch, which expenses shall be borne by Merrill Lynch; and

                (i) promptly file any necessary listing applications or amendments to existing listing applications to cause any Additional Shares issued to Merrill Lynch to be listed or admitted to trading on the New York Stock Exchange or any national stock exchange or automated quotation system on which the Company's Common Shares are then listed or traded.

              7.2.  Covenants in Connection with Resale Registration.

              (a) The Company hereby covenants with Merrill Lynch that (i) it shall not file any Resale Registration Statement or Resale Prospectus or any amendment or supplement thereto, unless a copy thereof shall have been first submitted to Merrill Lynch and Merrill Lynch shall not have objected thereto in good faith (provided that if Merrill Lynch does not object within two business days of receiving any such material, it shall be deemed to have no objection thereto); (ii) it shall immediately notify Merrill Lynch of the issuance by the Commission of any stop order suspending the effectiveness of any Resale Registration Statement or the initiation of any proceedings for such purpose;
(iii) it shall make every reasonable effort to obtain promptly the withdrawal of any order suspending the effectiveness of any Resale Registration Statement at the earliest possible moment; (iv) it shall immediately notify Merrill Lynch of the receipt of any notification with respect to the suspension of the qualification of the Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; and (v) it shall immediately notify Merrill Lynch orally or in writing of the happening of any event or the failure of any event to occur or the existence of any fact or circumstance that results in any Resale Registration Statement, amendment thereto, Resale Prospectus, prospectus supplement to the Resale Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly shall prepare, file with the Commission and furnish to Merrill Lynch a reasonable number of copies of a post-effective amendment or supplement to the Resale Registration Statement or the Resale Prospectus, or any document incorporated therein by reference or other required document so that, as thereafter delivered to the purchasers of the

Shares, the Resale Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. Merrill Lynch hereby covenants that it will not sell any Shares pursuant to the Resale Registration Statement during the period commencing at the time at which the Company gives Merrill Lynch notice (which such notice shall have been given by the Company as promptly as practicable) of the suspension of the use of said Resale Prospectus by reason of the occurrence of events described in clauses (ii), (iv) and (v) above and ending at the time the Company gives Merrill Lynch oral or written notice that Merrill Lynch may thereafter effect sales pursuant to said Resale Prospectus. Merrill Lynch and the Company agree that circumstances may exist where the obligation of the Company under clause (v) above to promptly prepare and file a document may conflict with a valid business purpose of the Company to avoid premature disclosure of a material corporate transaction, in which case the Company may delay preparing and filing a document for a reasonable period of time after taking into account the valid business purposes of the Company, the Company's disclosure obligations under the federal securities laws and the adverse effect of the delay on Merrill Lynch.

              (b) Merrill Lynch shall cooperate with the Company in connection with the preparation of the Resale Registration Statement and shall furnish to the Company, in a timely manner, all information in its possession or reasonably obtainable by it and necessary for inclusion in the Resale Registration Statement (including, without limitation, information relating to the ownership by Merrill Lynch of Common Shares and the plan of distribution). Merrill Lynch also shall furnish to the Company, in connection with the commencement of any continuous offering of Shares under any Resale Registration Statement or connection with a public sale or other disposition of the Shares through an underwritten offering or block trade, such documentation as is customary and reasonably necessary in connection with such transactions. Merrill Lynch also shall deliver a copy of the Resale Prospectus to all purchasers from it of Common Shares in accordance with the requirements of applicable law.

              (c) Merrill Lynch shall notify the Company at least two business days prior to the earlier of the date on which it intends to commence effecting any resales of Shares under a Resale Registration Statement or the date of pricing with respect to the public sale or other disposition of any Shares under a Resale Registration Statement effected through an underwritten offering or block trade and if the Company does not, within such two day period, advise Merrill Lynch of the existence of any facts of the type referred to in Section 7.2(a) above, then the Company shall be deemed to have certified and represented to Merrill Lynch that no such facts then exist and Merrill Lynch may rely on such certificate and representations in making such sales. The preceding sentence shall in no way limit the Company's obligations under Section 7.2(a) above.

              (d) The Company shall cooperate with Merrill Lynch to facilitate the timely preparation and delivery of certificates representing the Shares to be sold under the Resale Registration Statements and not bearing any restrictive legends and in such denominations and registered in such names as Merrill Lynch may reasonably request at least one business day prior to the closing of any sale of the Shares.

              (e) If the Company notifies Merrill Lynch that it wishes a selling stockholder under the Resale Registration Statement to effect an underwritten offering or block trade of Shares, (i) Merrill Lynch shall have the right to select the managing underwriters or the executing dealer, as the case may be, who shall be subject to the approval of the Company, which approval shall not be unreasonably withheld (it being understood that Merrill Lynch is, in any event, reasonably acceptable to the Company for this purpose) and (ii) the Company shall (A) enter into written agreements (including underwriting agreements) as are customary in underwritten offerings or block trades, as the case may be; (B) obtain an opinion of counsel to the Company and other entities reasonably requested by the underwriters or the executing dealer, as the case may be, and updates thereof (which may be in the form of a reliance letter) in form and substance reasonably satisfactory to the managing underwriters or the executing dealer, as the case may be, and Merrill Lynch addressed to the underwriters or the executing dealer, as the case may be, and Merrill Lynch covering the matters customarily covered in opinions requested in underwritten offerings or block trades, as the case may be, and such other matters as may be reasonably requested by such underwriters or the executing dealer, as the case may be, and Merrill Lynch (it being agreed that the matters to be covered by such opinion may be subject to customary qualifications and exceptions); (C) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters or the executing dealer, as the case may be, and Merrill Lynch from the independent certified public accountants of the Company (and, if necessary, other independent certified public accountants of any affiliate or Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Resale Registration Statement), addressed to each of the underwriters or the executing dealer, as the case may be, and Merrill Lynch, if permitted by applicable accounting rules and statements, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings or block trades, as the case may be, and such other matters as may be reasonably requested by such underwriters or the executing dealer, as the case may be, or Merrill Lynch in accordance with Statement on Auditing Standards No. 72; (D) ensure that any underwriting agreement contains indemnification provisions and procedures not less favorable than those included herein (or such other provisions and procedures acceptable to Merrill Lynch and the underwriters) with respect to all parties to be indemnified pursuant to said section (including, without limitation, the underwriters); and (E) deliver such other documents as are customarily delivered in connection with closing of underwritten offerings or block trades, as the case may be.

              (f) The Company will make reasonably available for inspection by Merrill Lynch or any underwriter, agent or broker-dealer participating in any disposition of Shares under the Resale Registration Statement such information and corporate documents as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities for the purposes of applicable law, and cause the officers of the Company and its "significant subsidiaries" (as that term is defined in Regulation S-X) to be available, upon request at least two business days in advance, to respond to questions relevant to such due diligence inquiries.

              7.3. Transfer of Shares After Registration. Merrill Lynch agree that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities or blue sky laws except as contemplated in the Resale Registration Statement or pursuant to an exemption from the registration requirements of the Securities Act (including, without limitation, Rule 144 promulgated thereunder and any successor thereto) and that it will promptly notify the Company of any changes in the information set forth in any such Resale Registration Statement regarding Merrill Lynch or the plan of distribution.

              7.4. Indemnification. For the purpose of this Section 7.4 only, the term "Resale Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to any Resale Registration Statement referred to in Section 7.1.

              (a) Indemnification by Company. The Company will indemnify and hold harmless Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act, and any director, officer, employee or affiliate of Merrill Lynch, as follows:

                     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Resale Registration Statement (or any amendment thereto), including the information deemed to be part of any Resale Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any related Resale Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be required under this paragraph (i) to indemnify Merrill Lynch with respect to any loss, liability, claim, damage or expense to the extent such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch specifically for inclusion in any Resale Registration Statement or any related Resale Prospectus;

                     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever for which indemnification is provided under paragraph (i) above, if such settlement is effected with the written consent of the Company; and

                     (iii) against any and all expense whatsoever (including, without limitation, the fees and other charges of counsel chosen by you) reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceedings by any governmental agency or body, commenced or threatened, or any claim whatsoever for which indemnification is provided under paragraph (i) above, to the extent that any such expense is not paid under paragraph (i) or (ii) above.

              (b) Indemnification by Merrill Lynch. Merrill Lynch agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, and any director, officer, employee or affiliate thereof, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7.4, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Resale Registration Statement (or any amendment thereto) or any related Resale Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by Merrill Lynch specifically for inclusion in any Resale Registration Statement or any related Resale Prospectus.

              (c) Proceedings. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that the named parties to any such action (including any impleaded parties) include both such indemnified parties and an indemnifying party, and such indemnified parties reasonably believe that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7.4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7.4(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii)


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


such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


              (d) Contribution. If the indemnification provided for in this
Section 7.4 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under subsections (a), (b) or (c) of this Section 7.4 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Merrill Lynch from the purchase and sale of the Shares or (ii) if the allocation provided in clause (i) is not permitted by applicable law, in such proportion or as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Merrill Lynch in connection with the statements or omissions or inaccuracies which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company on the one hand and Merrill Lynch on the other shall be deemed to be in the same proportion as the amount paid by Merrill Lynch to the Company pursuant to this Agreement and the Adjustment Agreement bears to the net proceeds retained by Merrill Lynch from the transactions contemplated by this Agreement and the Adjustment Agreement. The relative fault of the Company and Merrill Lynch shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by Merrill Lynch and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in subsection (c) of this Section 7.4 any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in subsection (c) of this Section 7.4 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this subsection (c); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under subsection (c) for purposes of indemnification. The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 7.4 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this subsection (d). Notwithstanding the provisions of this Section 7.4, Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the aggregate net proceeds retained by Merrill Lynch from the transactions contemplated hereby and by the Adjustment Agreement exceeds the amount of any damages that Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


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


              7.5. Information Available. So long as any Resale Registration Statement covering the resale of Common Shares owned by Merrill Lynch is effective, the Company will furnish to Merrill Lynch:

                   (a) as soon as practicable after available, one copy of (i) its Annual Report to Stockholders, (ii) its annual report on Form 10-K, (iii) its quarterly reports to stockholders (if any), (iv) its quarterly reports on Form 10-Q, (v) a full copy of each Resale Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits) and (vi) upon request, any or all other filings made with the Commission by the Company; and

                   (b) upon the reasonable request of Merrill Lynch, a reasonable number of copies of the Resale Prospectus to supply to any other party requiring copies of such Resale Prospectus;

and the Company, upon the reasonable request of Merrill Lynch, will meet with Merrill Lynch or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Resale Registration Statement, subject to appropriate confidentiality limitations.

              7.6. Remedies. The Company and Merrill Lynch acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations under this Section 7, and accordingly agree that Merrill Lynch, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Company under this Section 7, and the Company hereby waives the defense that a remedy at law would be adequate.

              7.7. Notice Requirement. The Company will notify Merrill Lynch at any time it becomes aware that as a result of a change in the Company's capital stock Merrill Lynch beneficially holds more than 4.9% of the outstanding Common Shares.

       SECTION 8. Broker's Fee. Other than any fees payable under or in connection with the Adjustment Agreement, each of the parties hereto represents that, on the basis of any actions and agreements by it, there are no brokers or finders entitled to compensation in connection with the sale or issuance of the Shares to Merrill Lynch.

       SECTION 9. Notices. Unless otherwise specifically provided herein, all notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, by telegram or telecopy or sent by nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed or, in the case of telecopies, when transmitted and receipt confirmed, and shall be delivered addressed as follows:

              (a)    if to the Company, to:

                     CarrAmerica Realty Corporation
                     1700 Pennsylvania Avenue, N.W.
                     Washington, D.C.  20006
                     Attention: Brian K. Fields, Chief Financial Officer

                     with copies so mailed to:

                     Hogan & Hartson L.L.P.
                     555 Thirteenth Street, N.W.
                     Washington, D.C.  20004-1109
                     Attention: David W. Bonser, Esq.

                     or to such other person at such other place as the Company shall designate to Merrill Lynch in writing; and

              (b)    if to Merrill Lynch, to:

                     Merrill Lynch, Pierce, Fenner & Smith Incorporated Merrill Lynch World Headquarters
                     North Tower
                     World Financial Center
                     New York, New York 10281-1305
                     Attention:  Mr. Paul Pepe


       SECTION 10. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Merrill Lynch.

       SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

       SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       SECTION 13. Successors and Assigns. Each of the parties may assign any of its rights, or delegate any of its duties, under this Agreement if the other party first consents to such assignment or delegation in writing, which consent shall not be withheld unreasonably. This Purchase Agreement shall inure to the benefit of and be binding upon (i) the successors of the parties and (ii) any permitted assignee or transferee of rights and obligations of either party pursuant to the Agreement. Any successor, assignee or transferee of a party pursuant to the Agreement shall be held subject to all of the terms and conditions hereof.

       SECTION 14. Transfer to Affiliate. Notwithstanding anything herein to the contrary, Merrill Lynch may transfer the Shares and assign all of its rights hereunder to any affiliate of Merrill Lynch; provided that (i) such affiliate is not a "foreign person" (as defined for purposes of Section 897(h)(4)(B) of the Code) and (ii) such transfer and assignment are consistent with the investment representations set forth in Section 5.1 hereof. In the event of such a transfer and assignment, such affiliate shall in all respects be substituted for Merrill Lynch as a party hereto.

       SECTION 15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

       SECTION 16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                           CARRAMERICA REALTY CORPORATION

                            By:       /s/ Brian K. Fields
                               -----------------------------------
                                   Name: Brian K. Fields
                                   Title: Chief Financial Officer


                           MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                            By:       /s/ Dean D'Onofrio
                               -----------------------------------
                                   Name: Dean D'Onofrio
                                   Title: Authorized Signatory

                                                                      Appendix I


                      REGISTRATION STATEMENT QUESTIONNAIRE



       In connection with the preparation of the Registration Statement, please provide us with the following information:

       1. Pursuant to the "Selling Stockholders" section of the Registration Statement please state your or your organization's name exactly as it should appear in the Registration Statement:

       2. Please provide the number of shares that you or your organization (including all affiliates) will own immediately after Closing, including those Shares purchased by you or your organization (including all affiliates) pursuant to this Purchase Agreement and those shares purchased by you or your organization (including all affiliates) through other transactions:

       3. Have you or your organization had any position, office or other material relationship within the past three years with the Company or its affiliates:

              ________ Yes                 _______ No

       If yes, please indicate the nature of any such relationships below:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________